UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.02. Termination of a Material Definitive Agreement.

Halliburton Company (“Halliburton”) announced on December 2, 2004 that John W. Gibson, Jr., 47, will be leaving his position as President and Chief Executive Officer of Halliburton’s Energy Services Group. Mr. Gibson entered into an employment agreement with Halliburton and Halliburton’s subsidiary Landmark Graphics Corporation on January 1, 2000, which provided for his employment as Chief Operating Officer of Landmark. Mr. Gibson’s employment agreement also provided for an annual salary of not less than $360,000 and participation in Halliburton’s Annual Performance Pay Plan. In connection with his departure, Mr. Gibson will receive severance payments equal to the following, which are equal to the payments he would be entitled to receive under his employment agreement in the event he were terminated without cause:

•	the value of any restricted shares that are forfeited because of termination;
•	two years’ base salary;
•	any unpaid bonus payable under Halliburton plans for prior years; and
•	any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

The termination of the employment contract between registrant and Mr. Gibson is effective immediately.

As a result of the restructuring of Kellogg Brown & Root, Mr. R. Randall Harl will be leaving his position as Chairman of Kellogg, Brown & Root and taking early retirement effective January 1, 2005. Mr. Harl entered into an employment agreement with Halliburton and Halliburton’s subsidiary Brown & Root Services Corporation on September 29, 1998, which provided for his employment as President - Brown & Root Services. Mr. Harl’s employment agreement also provided for an annual salary of not less than $325,000 and participation in Halliburton’s Annual Performance Pay Plan. In connection with his departure and early retirement, Mr. Harl will retain his vested and unvested stock options, receive a final payment pursuant to Halliburton's Supplemental Executive Retirement Plan and will receive severance payments equal to the following, which are equal to the payments he would be entitled to receive under his employment agreement in the event he were terminated without cause:

•	the value of any restricted shares that are forfeited because of termination;
•	two years’ base salary;
•	any unpaid bonus payable under Halliburton plans for prior years; and
•	any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Halliburton announced on December 2, 2004 that John W. Gibson, Jr., 47, will be leaving his position as President and Chief Executive Officer of Halliburton’s Energy Services Group.

R. Randall Harl, 54, will be leaving his position as Chairman of Kellogg, Brown & Root and taking early retirement effective January 1, 2005.

Halliburton announced on December 2, 2004 that Andrew R. Lane, 45, has been named the company’s Chief Operating Officer and Executive Vice President.  The appointment is effective immediately. The following is a listing of all offices held by Mr. Lane during the past five years:

Chief Operating Officer and Executive Vice President of Halliburton Company effective December 2, 2004
Chief Executive Officer of Kellogg Brown & Root, Inc., July 2004 to December 2004
Senior Vice President Global Operations of Energy Services Group, May 2004 to July 2004
President and Chief Executive Officer of Landmark Graphics Corporation, March 2002 to April 2004
Chief Operating Officer of Landmark Graphics Corporation, January 2002 to February 2002
Vice President, Completion Products and Services of Halliburton Energy Services, Inc., December 2000 to December 2001
Vice President, Completion Products and Services and Production Enhancement of Halliburton Energy Services, Inc., June 2000 to November 2000
Division Vice President, Completion Products and Services and Production Enhancement of Halliburton Energy Services, Inc., December 1998 to June 2000.

Mr. Lane entered into an employment agreement with Halliburton and Halliburton’s subsidiary Halliburton Energy Services, Inc. on January 1, 1999, which provided for his employment as Divisional Vice President for Production Enhancement/Completion Product Services/Specialty Services of Halliburton Energy Services, Inc. Mr. Lane’s employment agreement also provides for an annual salary of not less than $124,296 and participation in Halliburton’s Annual Performance Pay Plan. Under the terms of the employment agreement with Mr. Lane if he is terminated for any reason other than voluntary termination (as defined in the agreement), death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, or termination by Halliburton for cause (as defined in the agreement), Mr. Lane is entitled to severance payments equal to:

•	the value of any restricted shares that are forfeited because of termination;
•	two years’ base salary;
•	any unpaid bonus payable under Halliburton plans for prior years; and
•	any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 2, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary